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                                                              ARTHUR ANDERSEN



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-07471 for Hartford Life and Annuity Insurance Company Separate Account VL I on Form S-6.



                                                        /s/ Arthur Andersen LLP
Hartford, Connecticut
December 4, 2000